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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Primex Technologies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Primex Technologies, Inc. of our report dated February 13, 1997, relating to the consolidated balance sheets of Primex Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10K of Primex Technologies, Inc.


                                 /s/ KPMG Peat Marwick LLP


Tampa, Florida
June 19, 1998